VALERO L.P. REPORTS FOURTH QUARTER AND FULL YEAR 2004 EARNINGS
AND ANNOUNCES QUARTERLY DISTRIBUTION

SAN ANTONIO, January 31, 2005 — Valero L.P. (NYSE: VLI) today announced net income applicable to limited partners of $17.9 million, or $0.78 per unit, for the fourth quarter of 2004, compared to $18.3 million, or $0.79 per unit, for the fourth quarter of 2003. For the full year 2004, net income applicable to limited partners was $72.5 million, or $3.15 per unit, compared to $65.6 million, or $3.02 per unit, for the full year 2003. Distributable cash flow available to limited partners for the fourth quarter was $22.4 million, compared to $20.0 million for the fourth quarter of 2003.

With respect to the quarterly distribution to unitholders payable for the fourth quarter of 2004, Valero L.P. also announced that it has declared a distribution of $0.80 per unit payable February 14, 2005 to holders of record as of February 7, 2005.

“We had another solid quarter operationally, despite the previously announced plant-wide turnaround at Valero Energy’s Benicia refinery,” said Curt Anastasio, Valero L.P.‘s Chief Executive Officer. “The turnaround at the Benicia refinery, where we own the crude storage facilities, decreased storage throughputs by around 47,000 barrels per day, affecting fourth quarter earnings by roughly four cents per unit.

“For the full year, we closed out another record year as our earnings were up 13 cents per unit or 10 percent year over year and we finished with a strong distribution coverage ratio of 1.23 times. Looking back at 2004, we are proud of our many accomplishments, including capping the general partner’s incentive distribution rights at 25 percent, delivering an 8.5 percent increase in the annual distribution, acquiring two state-of-the art asphalt terminals from Royal Trading, commissioning a new propane storage and distribution terminal in Nuevo Laredo, Mexico, and, most importantly, announcing our agreement to acquire Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE: KPP).

“With regard to the Kaneb acquisition, the companies continue to work diligently to complete the transaction. Our proxy materials have been declared effective by the SEC and have been distributed to Valero and Kaneb unitholders and shareholders. The date for the special meetings of the unitholders of Valero L.P. and Kaneb Partners and shareholders of Kaneb Services has been set for March 11. Further updates will be provided on the acquisition as the closing date approaches. We remain excited about the opportunities and synergies created by the proposed merger with Kaneb Partners and are enthusiastic about the support received for the combination of these two great companies,” said Anastasio.

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A conference call with management is scheduled for 4:00 p.m. ET (3:00 p.m. CT) today, January 31, 2005, to discuss the financial and operational results for the fourth quarter and full year of 2004. Anyone interested in listening to the presentation may call 866/261-8578, passcode 3231179, or visit the partnership’s web site at www.valerolp.com.

Valero L.P. owns and operates crude oil and refined product pipelines, refined product terminals and refinery feedstock storage assets primarily in Texas, New Mexico, Colorado, Oklahoma, California and Mexico. The partnership transports refined products from Valero Energy’s refineries to established and growing markets in the Mid-Continent, Southwest and the Texas-Mexico border region of the United States. In addition, its pipelines, terminals and storage facilities primarily support eight of Valero Energy’s key refineries with crude oil and other feedstocks as well as provide access to domestic and foreign crude oil sources.

Investor Notice

Valero L.P., Kaneb Services, LLC (“Kaneb Services”) and Kaneb Pipe Line Partners, L.P. (“Kaneb Partners”) have filed a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission. Investors and security holders are urged to read carefully these documents because they contain important information regarding Valero L.P., Kaneb Services, Kaneb Partners and the merger. A definitive joint proxy statement/prospectus has been sent to security holders of Valero L.P., Kaneb Services, and Kaneb Partners seeking their approval of the transactions contemplated by the merger agreements. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about Valero L.P., Kaneb Services, and Kaneb Partners, without charge, at the SEC’s web site at www.sec.gov. Copies of the definitive joint proxy statement/prospectus and the SEC filings that are incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to Kaneb Services or the respective partnerships.

Valero L.P., Kaneb Services, Kaneb Partners, and the officers and directors of Kaneb Services and of the respective general partners of Valero L.P. and Kaneb Partners may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in Valero L.P.‘s, Kaneb Services’, and Kaneb Partners’ respective Annual Reports on Form 10-K filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus.

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Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of Valero L.P. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Valero L.P.‘s 2003 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission including the definitive joint proxy statement/prospectus referred to in this press release.

For more information, visit Valero L.P.‘s website at www.valerolp.com.

Valero L.P.
Consolidated Financial Information
December 31, 2004 and 2003
(unaudited, in thousands, except unit data and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Statement of Income Data (Note 1):
Revenues	$54,686	$50,397	$220,792	$181,450

Costs and expenses:
Operating expenses	18,552	17,168	78,298	64,609
General and administrative expenses	3,088	2,435	11,321	7,537
Depreciation and amortization	8,613	7,580	33,149	26,267

Total costs and expenses	30,253	27,183	122,768	98,413

Operating income	24,433	23,214	98,024	83,037
Equity income from Skelly-Belvieu
Pipeline Company	242	428	1,344	2,416
Interest and other expense, net	(5,320)	(4,243)	(20,950)	(15,860)

Net income	19,355	19,399	78,418	69,593
Net income applicable to general partner
including incentive distributions (Note 2)	(1,476)	(1,131)	(5,927)	(3,959)

Net income applicable to limited partners	$17,879	$18,268	$72,491	$65,634

Net income per unit applicable to limited
partners (Note 2)	$0.78	$0.79	$3.15	$3.02
Weighted average number of limited
partnership units outstanding (Note 3)	23,041,394	23,041,394	23,041,394	21,706,164
Earnings before interest, taxes and
depreciation and amortization (EBITDA, Note 4)	$33,288	$31,222	$132,517	$111,720
Distributable cash flow (Note 4)	$25,205	$22,081	$101,895	$85,894

	December 31		September 30
	2004	2003	2004
Balance Sheet Data:
Long-term debt, including current portion (a)	$385,161	$354,192	$395,599
Partners' equity (b)	438,311	438,163	438,903
Debt-to-capitalization ratio (a) / ((a)+(b))	46.8%	44.7%	47.4%

See accompanying notes below.

VALERO L.P.
Consolidated Financial Information – Continued
December 31, 2004 and 2003
(unaudited, in thousands, except barrel information)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003

Operating Data:
Crude oil pipelines:
Throughput (barrels/day)	371,573	353,148	381,358	355,008
Revenues	$13,000	$12,034	$52,462	$50,741
Operating expenses	3,643	3,369	15,468	15,196
Depreciation and amortization	1,131	1,296	4,499	5,379

Segment operating income	$8,226	$7,369	$32,495	$30,166

Refined product pipelines:
Throughput (barrels/day)	447,789	440,215	442,596	392,145
Revenues	$22,654	$20,837	$86,418	$72,276
Operating expenses	8,972	7,751	37,332	28,914
Depreciation and amortization	3,737	3,565	14,715	12,380

Segment operating income	$9,945	$9,521	$34,371	$30,982

Refined product terminals:
Throughput (barrels/day)	257,423	253,619	256,576	225,426
Revenues	$9,725	$8,655	$39,984	$31,269
Operating expenses	4,435	4,427	18,365	15,447
Depreciation and amortization	1,878	1,036	6,471	3,508

Segment operating income	$3,412	$3,192	$15,148	$12,314

Crude oil storage tanks:
Throughput (barrels/day)	424,643	476,168	473,714	366,986
Revenues	$9,307	$8,871	$41,928	$27,164
Operating expenses	1,502	1,621	7,133	5,052
Depreciation and amortization	1,867	1,683	7,464	5,000

Segment operating income	$5,938	$5,567	$27,331	$17,112

Consolidated Information:
Throughput (barrels/day)	1,501,428	1,523,150	1,554,244	1,339,565
Revenues	$54,686	$50,397	$220,792	$181,450
Operating expenses	18,552	17,168	78,298	64,609
Depreciation and amortization	8,613	7,580	33,149	26,267

Segment operating income	27,521	25,649	109,345	90,574
General and administrative expenses	3,088	2,435	11,321	7,537

Consolidated operating income	$24,433	$23,214	$98,024	$83,037

See accompanying notes below.

      Valero L.P.
Consolidated Financial Information — Continued
December 31, 2004 and 2003
(unaudited)

Notes:

1.	The statement of income data for the year ended December 31, 2004 includes $42 million of operating income related to the various acquisitions completed by Valero L.P. during 2003 and 2004. These acquisitions consist of the Paulsboro refined product terminal acquired on September 3, 2003, the Southlake refined product pipeline acquisition effective August 1, 2003, the Shell pipeline interest acquired on May 1, 2003, the crude oil storage tanks and the South Texas pipelines and terminals acquired on March 18, 2003 and on February 20, 2004, the Royal Trading asphalt terminals. The statement of income for the year ended December 31, 2003 includes $29 million of operating income related to the 2003 acquisitions mentioned above.

2.	Net income is allocated between limited partners and the general partner’s interests based on provisions in the partnership agreement. The apportioned net income applicable to limited partners is divided by the weighted average number of limited partnership units outstanding in computing the net income per unit applicable to limited partners. Net income per unit applicable to the general partner includes incentive distributions, aggregating $1.1 million and $0.7 million for the three months ended December 31, 2004 and 2003, respectively, and $4.4 million and $2.6 million for the years ended December 31, 2004 and 2003, respectively.

3.	The increase in outstanding limited partnership units over comparable periods is due to the 2003 public offerings of common units by Valero L.P. in March, April and August, in which 7,567,250 common units were sold. Partially offsetting the increase in new units sold was the redemption in March 2003 of 3,809,750 common units held by UDS Logistics, LLC, an affiliate of Valero Energy Corporation. As of December 31, 2004, Valero L.P. has 23,041,394 common and subordinated units outstanding.

4.	Valero L.P. utilizes two financial measures, EBITDA and distributable cash flow, which are not defined in United States generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. Neither EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to EBITDA and distributable cash flow (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003

Net income	$19,355	$19,399	$78,418	$69,593
Plus interest and other expense, net	5,320	4,243	20,950	15,860
Plus depreciation and amortization	8,613	7,580	33,149	26,267

EBITDA	33,288	31,222	132,517	111,720
Less equity income from Skelly-Belvieu
Pipeline Company	(242)	(428)	(1,344)	(2,416)
Less interest and other expense, net	(5,320)	(4,243)	(20,950)	(15,860)
Less reliability capital expenditures	(2,671)	(5,051)	(9,701)	(10,353)
Plus distributions from Skelly-Belvieu
Pipeline Company	150	581	1,373	2,803

Distributable cash flow	$25,205	$22,081	$101,895	$85,894
General Partner interest in distributable
cash flow	(2,826)	(2,045)	(11,574)	(8,827)

Limited Partners' interest in distributable
cash flow	$22,379	$20,036	$90,321	$77,067